Exhibit 99.3

FOR IMMEDIATE RELEASE
Friday, November 21, 2014	Contacts:
	Charles Funk	Kurt Weise
	MidWestOne Financial Group, Inc.	Central Bancshares, Inc.
	President & CEO	President
	319.356.5800	763.542.3001

MidWestOne Financial Group, Inc. and Central Bancshares, Inc. Agree to Merge
- Creation of a nearly $3 billion asset publicly traded financial services company
- Combination of strong, customer-focused Midwest community banks
IOWA CITY, IA and GOLDEN VALLEY, MN (November 21, 2014) - MidWestOne Financial Group, Inc. (“MidWestOne”), parent of MidWestOne Bank, headquartered in Iowa City, Iowa, and Central Bancshares, Inc. (“Central”), parent of Central Bank, headquartered in Golden Valley, Minnesota, have announced the execution of a definitive merger agreement calling for the merger of Central into MidWestOne. Following the merger, MidWestOne will operate MidWestOne Bank and Central Bank as separate banking subsidiaries.
The combined company is expected to have nearly $3 billion in assets, creating one of the premier publicly traded financial services companies in Iowa and Minnesota. As of September 30, 2014, Central Bank had assets of approximately $1.2 billion, operating 20 branches in the Minneapolis/St. Paul metropolitan area and western Wisconsin and two branches in southwest Florida. As of September 30, 2014, MidWestOne Bank had assets of approximately $1.8 billion, operating 25 branches in Iowa.
“For over 80 years, our mission has been to take care of our customers…and those who should be. As we look at Central Bank, it is clear they embody that same principle. That, combined with the commonly shared strong support of community, is what makes this an attractive partner for MidWestOne,” commented Charles N. Funk, President and Chief Executive Officer of MidWestOne and MidWestOne Bank.
“We are pleased to announce the combination of MidWestOne and Central. Our shared values will allow us to continue to focus on our customers and communities. The combination of our companies will position us for further growth and provide our customers an even broader range of products and services,” said Kurt Weise, President of Central.
Following the merger, Charles N. Funk will continue to be the President and Chief Executive Officer of MidWestOne. John M. Morrison, Central’s current Chairman and sole shareholder, will become the Chairman of the combined company’s board of directors, while Kevin W. Monson, MidWestOne’s current Chairman, will become Vice Chairman of the combined company’s board.
Under terms of the definitive merger agreement, the aggregate consideration to be paid by MidWestOne for Central will consist of 2,723,083 shares of MidWestOne common stock and $64.0 million in cash. MidWestOne expects the transaction to be immediately accretive to its 2015 earnings per share (excluding transaction expenses), and to be at least 20% accretive to its earnings per share in 2016. The definitive merger agreement has been unanimously approved by the boards of directors of both companies. The merger is expected to close during the second quarter of 2015 and is subject to approval by MidWestOne’s shareholders and regulatory agencies, as well as other customary closing conditions.

MidWestOne was advised by Sandler O’Neill + Partners, L.P., as financial advisor, and Barack Ferrazzano Kirschbaum & Nagelberg LLP, as legal counsel. Central was advised by Fredrikson & Byron, P.A. as legal counsel.

-end-

About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne’s bank subsidiary, MidWestOne Bank, is also headquartered in Iowa City. MidWestOne Bank has office locations in Belle Plaine, Burlington, Cedar Falls, Conrad, Coralville, Davenport, Fairfield, Fort Madison, Melbourne, North English, North Liberty, Oskaloosa, Ottumwa, Parkersburg, Pella, Sigourney, Waterloo and West Liberty, Iowa. MidWestOne Insurance Services, Inc. provides personal and business insurance services in Pella, Melbourne and Oskaloosa, Iowa. MidWestOne is publicly traded on the NASDAQ Global Select Market under the symbol “MOFG.”
About Central Bancshares, Inc.
Central Bancshares, Inc. is the parent of Central Bank, a full-service, independently owned Minnesota bank with locations in the Twin Cities metropolitan area of Minnesota, Western Wisconsin, and Southwest Florida, including: Centerville, Chisago City, Coon Rapids, Eden Prairie, Elk River, Forest Lake, Fort Myers (FL) Golden Valley, Hudson (WI), Minneapolis, Naples (FL),  Newport, North Hudson (WI), Osceola (WI), South St. Paul, St. Croix Falls (WI) (2), St. Michael, Stillwater and White Bear Lake.
Supplemental Information
A slide presentation including financial and transaction-related information is attached to MidWestOne’s Form 8-K filing with the SEC on November 21, 2014 and also may be found at www.midwestone.com, under the tab “About MidWestOne Financial Group” and then under “SEC Filings.”
Additional Information and Where You Can Find It

MidWestOne will file a preliminary proxy statement with the SEC in connection with the proposed transaction and will mail a definitive proxy statement and other relevant materials to its shareholders. Shareholders are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement because these documents will contain important information about MidWestOne, Central and the proposed transaction.  When filed, these documents and other documents relating to the proposed transaction filed by MidWestOne can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing MidWestOne’s website at www.midwestone.com under the tab “About MidWestOne Financial Group” and then under “SEC Filings.”  Alternatively, these documents, when available, can be obtained free of charge from MidWestOne upon written request to MidWestOne Financial Group, Inc., Attention: Gary J. Ortale, P.O. Box 1700, Iowa City, IA 52244 or by calling (319) 356-5800.

Participants in Solicitation

MidWestOne, certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC.  Information about these participants may be found in the definitive proxy statement of MidWestOne relating to its 2014 Annual Meeting of Shareholders filed with the SEC by MidWestOne on March 14, 2014.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed by MidWestOne with the SEC in conjunction with the proposed transaction (when they become available).
 Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. MidWestOne's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of MidWestOne include, but are not limited to: (1) the strength of the local and national economy; (2) the risks of mergers, including the merger with Central Bancshares, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions (3) changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and fees; (4) the loss of key executives or employees; (5) changes in the quality and composition of MidWestOne's loan and securities portfolios, demand for loan products and deposit flows;(6) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (7) the effects of competition and the overall demand for financial services in MidWestOne's market areas; (8) MidWestOne's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (9) changes in accounting principles, policies, and guidelines; and (10) other risk factors detailed from time to time in filings made by MidWestOne with the SEC.